Exhibit 77(i)


                       Terms of New or Amended Securities

1. At the May 10, 2007 Board Meeting, the Board of Trustees approved the establishment of ING Focus 5 Portfolio as a new series of ING Investors Trust. At the July 12, 2007 Board Meeting, the Board approved the plans, agreements and other routine matters with respect to the establishment of ING Focus 5 Portfolio.

2. At the July 12, 2007 Board Meeting, the Board of Trustees approved the establishment of ING LifeStyle Conservative Portfolio as a new series of ING Investors Trust. At the September 12, 2007 Board Meeting, the Board also approved the plans, agreements and other routine matters with respect to the establishment of ING LifeStyle Conservative Portfolio.

3. At the July 12, 2007 Board Meeting, the Board of Trustees approved the establishment of Service 2 Class Shares for ING Stock Index Portfolio.

4. At the August 13, 2007 Special Telephonic Board Meeting, the Board of Trustees approved the establishment of ING American Funds Bond Portfolio, as a new series of ING Investors Trust. At the September 12, 2007 Board Meeting, the Board approved the plans, agreements and other routine matters with respect to the establishment of ING American Funds Bond Portfolio.

5. At the November 30, 2007 Board Meeting, the Board of Trustees approved the establishment of ING American Funds Asset Allocation Portfolio, as a new series of ING Investors Trust. At the January 30, 2008 Board Meeting, the Board approved the plans, agreements and other routine matters with respect to the establishment of ING American Funds Asset Allocation Portfolio.

6. At the November 30, 2007 Board Meeting, the Board of Trustees approved the establishment of ING Index Solution Income Portfolio, ING Index Solution 2015 Portfolio, ING Index Solution 2025 Portfolio, ING Index Solution 2035 Portfolio and ING Index Solution 2045 Portfolio, new series of ING Investors Trust. At the January 30, 2008 Board Meeting, the Board approved the plans, agreements and other routine matters with respect to the establishment of the Portfolios.